                           Morgan, Lewis & Bockius LLP
                         1111 Pennsylvania Avenue, N.W.
                              Washington, DC 20004
                                Tel: 202.739.3000
                                Fax: 202.739.3001
                               www.morganlewis.com

Michael Berenson
(202) 739-5450
mberenson@morganlewis.com


May 1, 2003

Jefferson National Life Insurance Company
Jefferson National Life Annuity Account I
9920 Corporate Campus Drive, Suite 1000
Louisville, Kentucky 40223

Re:   Registration No. 333-53836
      --------------------------

Ladies and Gentlemen:

    We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 6 to the Registration Statement on Form N-4 (File No. 333-53836) for Jefferson National Life Annuity Account I filed by the Account with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

                                        Very truly yours,


                                        MORGAN, LEWIS & BOCKIUS LLP

                                        By: /s/ Michael Berenson
                                            ------------------------
                                             Michael Berenson